UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 5, 2019

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on December 2, 2015, we completed the acquisition of an approximately 67.6% interest in Trilogy Investors, LLC, or Trilogy, through our majority-owned subsidiary, Trilogy REIT Holdings, LLC. In connection with our acquisition of Trilogy, we, through Trilogy PropCo Finance, LLC (as the surviving entity of a merger with Trilogy Finance Merger Sub, LLC, or Trilogy PropCo Parent) and an indirect subsidiary of Trilogy, and certain of its subsidiaries, or the Trilogy PropCo Co-Borrowers, and, together with Trilogy PropCo Parent, the Trilogy PropCo Borrowers, entered into a loan agreement, or the Trilogy PropCo Credit Agreement, on December 1, 2015, with KeyBank National Association, or KeyBank, as administrative agent; Regions Bank, as syndication agent; and a syndicate of other banks, as lenders named therein, to obtain a line of credit with an aggregate maximum principal amount of $300,000,000, or the Trilogy PropCo Line of Credit. Pursuant to the material terms of amendments to the Trilogy PropCo Agreement, entered into on March 21, 2016 and October 27, 2017, the aggregate maximum principal amount of the Trilogy PropCo Line of Credit, as amended, was $250,000,000.

On September 5, 2019, we, through Trilogy RER, LLC and certain subsidiaries of Trilogy OpCo, LLC, Trilogy RER, LLC and Trilogy Pro Services, LLC, or the 2019 Trilogy Co-Borrowers, entered into a First Amended and Restated Senior Secured Credit Agreement, or the Trilogy First Amended and Restated Credit Agreement, with KeyBank, as administrative agent; CIT Bank, N.A., or CIT Bank, as revolving agent; Regions Bank, as syndication agent; KeyBanc Capital Markets, Inc., or KeyBanc Capital Markets, as co-lead arranger and co-book runner; Regions Capital Markets, as co-lead arranger and co-book runner; Bank of America, N.A., or Bank of America, as co-documentation agent; The Huntington National Bank, as co-documentation agent; and a syndicate of other banks, as lenders named therein, to amend and restate the terms of the Trilogy PropCo Credit Agreement to obtain a senior secured revolving credit facility with an aggregate maximum principal amount of $360,000,000, consisting of (i) a $325,000,000 secured revolver supported by real estate assets and ancillary business cash flow and (ii) a $35,000,000 accounts receivable revolving credit facility supported by eligible accounts receivable, or the 2019 Trilogy Credit Facility. We are not affiliated with KeyBank, CIT Bank, Regions Bank, KeyBanc Capital Markets, Regions Capital Markets, Bank of America or The Huntington National Bank. The proceeds of the 2019 Trilogy Credit Facility may be used for acquisitions, debt repayment and general corporate purposes. We may obtain up to $35,000,000 in the form of swing line loans and up to $15,000,000 in the form of standby letters of credit. The 2019 Trilogy Credit Facility matures on September 5, 2023 and may be extended for one 12-month period during the term of the Trilogy First Amended and Restated Credit Agreement subject to the satisfaction of certain conditions, including payment of an extension fee.

The 2019 Trilogy Credit Facility may be increased by up to $140,000,000, for a total principal amount of $500,000,000, subject to: (i) the terms of the Trilogy First Amended and Restated Credit Agreement and (ii) at least ten business days’ prior written notice to KeyBank.

At our option, the 2019 Trilogy Credit Facility bears interest at per annum rates equal to (a) LIBOR plus 2.75% for LIBOR Rate Loans, as defined in the Trilogy First Amended and Restated Credit Agreement, and (b) for Base Rate Loans, as defined in the Trilogy First Amended and Restated Credit Agreement, 1.75% plus the greater of: (i) the fluctuating annual rate of interest announced from time to time by KeyBank as its prime rate, (ii) 0.5% above the Federal Funds Effective Rate, as defined in the Trilogy First Amended and Restated Credit Agreement, and (iii) 1.00% above the one-month LIBOR. Accrued interest on the 2019 Trilogy Credit Facility is payable monthly. The loans may be repaid in whole or in part without prepayment fees or penalty, subject to certain conditions.

We are required to pay fees on the unused portion of the lenders’ commitments under the 2019 Trilogy Credit Facility, with respect to any day during a calendar quarter, at a per annum rate equal to (a) 0.15% if the sum of the Aggregate Real Estate Revolving Credit Obligations, as defined in the Trilogy First Amended and Restated Credit Agreement, outstanding on such day is greater than 50% of the commitments or 0.20% if the sum of the Aggregate Real Estate Revolving Credit Obligations on such day is less than or equal to 50% of the commitments, and (b) 0.15% if the sum of the Aggregate A/R Revolving Credit Obligations, as defined in the the Trilogy First Amended and Restated Credit Agreement, outstanding on such day is greater than 50% of the commitments or 0.20% if the sum of the Aggregate A/R Revolving Credit Obligations on such day is less than or equal to 50% of the commitments, which fees shall be measured and payable on a quarterly basis.

The Trilogy First Amended and Restated Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including, among other things, a covenant to retain management of Trilogy Management Services, LLC, an unaffiliated third party that manages the day-to-day operations for our integrated senior health campuses pursuant to long-term management agreements, and restrictions on the payment of distributions, incurrence of indebtedness and creation of liens. The Trilogy First Amended and Restated Credit Agreement also provides that Trilogy PropCo Parent must maintain a minimum consolidated tangible net worth of a certain level and a fixed charge coverage ratio of not less than 1.50 to 1.00.

The obligations of the 2019 Trilogy Co-Borrowers, under the Trilogy First Amended and Restated Credit Agreement are secured by, among other things, first mortgage security on all Borrowing Base Assets, as defined in the Trilogy First Amended and Restated Credit Agreement; a pledge of membership interest of the 2019 Trilogy Co-Borrowers; a first security interest in all other assets of the 2019 Trilogy Co-Borrowers, including all deposit accounts and permits necessary to operate the Borrowing Base Assets; assignment of all management agreements for the Borrowing Base Assets, subject to certain conditions; pledges of accounts receivable and related collateral; pledges from the applicable hospital partner of their rights to accounts receivable and all related deposit accounts; and, subject to applicable law and regulations, pledges of control of all deposit accounts for each respective facility mentioned in the Trilogy First Amended and Restated Credit Agreement.

In connection with the Trilogy First Amended and Restated Credit Agreement, Trilogy, Trilogy Healthcare Holdings, Inc., Trilogy Pro Services, LLC and Trilogy OpCo, LLC, entered into a guaranty agreement on September 5, 2019, or the Guaranty Agreement, to induce KeyBank, the Lender Hedge Providers, as defined in the Trilogy First Amended and Restated Credit Agreement, and the Bank Product Providers, as defined in the Trilogy First Amended and Restated Credit Agreement, to extend credit or otherwise provide financial accommodations to the Trilogy PropCo Borrowers, under the Trilogy First Amended and Restated Credit Agreement.

On September 5, 2019, in connection with our entry into the Trilogy First Amended and Restated Senior Credit Agreement, we, through Trilogy Healthcare Holdings, Inc., a Delaware corporation and a direct subsidiary of Trilogy, and certain of its subsidiaries, terminated our existing $25,000,000 secured revolving credit facility and all related amendments and agreements, or the Trilogy OpCo Line of Credit, with Wells Fargo Bank, National Association, as administrative agent and lender; and a syndicate of other banks, as lenders named therein. The Trilogy OpCo Line of Credit was replaced by the 2019 Trilogy Credit Facility.

The aggregate borrowing capacity under the 2019 Trilogy Credit Facility was $360,000,000 as of September 5, 2019. There were $230,000,000 in borrowings outstanding and $130,000,000 remained available under the 2019 Trilogy Credit Facility as of September 5, 2019.

The material terms of the Trilogy First Amended and Restated Credit Agreement and the Guaranty Agreement are qualified in their entirety by the agreements attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amended and Restated Senior Secured Credit Agreement dated as of September 5, 2019, among Trilogy RER, LLC, and certain subsidiaries of Trilogy RER, LLC, Trilogy OpCo, LLC and Trilogy Pro Services, LLC, KeyBank National Association and the other lenders which are parties thereto from time to time, CIT Bank, N.A., Regions Bank, KeyBanc Capital Markets, Inc., Regions Capital Markets, Bank of America, N.A. and The Huntington National Bank

10.2
Unconditional Guaranty of Payment dated as of September 5, 2019, by Trilogy Investors, LLC, Trilogy Healthcare Holdings, Inc., Trilogy Pro Services, LLC and Trilogy OpCo, LLC for the benefit of KeyBank National Association and the other lenders which are parties thereto from time to time, CIT Bank, N.A., Regions Bank, KeyBanc Capital Markets, Inc., Regions Capital Markets, Bank of America, N.A. and The Huntington National Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

September 11, 2019	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer